UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2012

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(Address of Principal Executive Offices)

(310) 996-8704

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2012, William K. Dunbar provided notice of his resignation as Chief Investment Officer of Paladin Realty Income Properties, Inc. (the “Company”) effective as of January 31, 2012. Mr. Dunbar’s responsibilities have been assumed by Whitney A. Greaves and Jay G. Hartman.

Ms. Greaves is a Vice President of Paladin Realty Advisors, LLC, the Company’s advisor. In addition, Ms. Greaves served as the Company’s Chief Executive Officer and President from November 2008 to June 2011 and as Chief Operating Officer from May 2007 to November 2008. Ms. Greaves also serves as a Managing Director of Paladin Realty Partners, LLC, the sponsor of the Company.

Prior to joining Paladin Realty in 1995, Ms. Greaves was a First Vice President and Portfolio Manager for First Nationwide Bank in San Francisco. During her seven year tenure with First Nationwide, her responsibilities included management and disposition of portfolios of non-performing loans and real estate assets. Ms. Greaves was also responsible for restructuring tax-exempt bond financings and credit enhancement facilities with the Federal Home Loan Bank and Fannie Mae, resolving complex construction and partnership litigation disputes and managing several environmental remediation projects. Ms. Greaves has been a member of various industry organizations, including the Pension Real Estate Association and the Urban Land Institute.

Ms. Greaves graduated from the University of Redlands with a Bachelor’s degree in Economics and Political Science.

Mr. Hartman is a Vice President of Paladin Realty Advisors, LLC and a Managing Director of Paladin Realty Partners, LLC. Prior to joining Paladin Realty in 1998, Mr. Hartman was as an Assistant Vice President of Sanwa Bank California, where he managed portfolios of non-performing loans. During his four years at Sanwa, Mr. Hartman focused on troubled real estate loans and assisted in Sanwa’s disposition of real estate and real estate-secured notes. Mr. Hartman has been a member of various industry organizations including the Urban Land Institute.

Mr. Hartman graduated cum laude from the University of California at Davis with a Bachelor’s degree in Managerial Economics. He graduated cum laude from The Anderson School of Management at UCLA with a Masters degree in Business Administration, where he received the Pardee Homes Fellowship for academic achievement and community service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Dated: January 26, 2012	By:	/s/ James R. Worms
	Name:	James R. Worms
	Title:	Chairman and Chief Executive Officer